EXHIBIT 10.44

March 11, 2003

Mr. John R. Alm

President, Chief Operating Officer

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, Georgia 30339

Re:    Amendment to Growth Initiative Program (the “Program”)

Dear John:

This letter amendment (“Amendment”) amends the letter agreement (“Agreement”) dated April 15, 2002, between The Coca-Cola Company (“TCCC”) and Coca-Cola Enterprises Inc. (“CCE”) with respect to implementation of the Program as of the date written above.

All capitalized terms in this Amendment have the same meaning as set forth in the Agreement.

The parties amend the Agreement as follows:

(1)    The section entitled “Incentive Funding” at pages 2 – 3 of the Agreement which reads as follows:

“Incentive Funding

CCE has requested $150mm in funding support for 2002 and $250mm for 2003 and thereafter. TCCC has agreed with CCE, for so long as this Program remains in effect, to fund this need with a combination of annual (i) incremental funding from TCCC, including Annual Cash Funding (set forth in Column “A” of the following chart) and a one time increase of $30 million in Base SMF funding for North America (which impacts annual Program Cash as set forth in Columns “B” and “C”); and (ii) proceeds that accrue from mutually developed system savings and/or new business system opportunities generated from certain mutually agreed North America strategic projects that become a part of the system’s strategic plan (“Project Proceeds” as set forth in Column “D”):

Mr. John R. Alm

March 11, 2003

	A	+	B	+	C	+	D	=	E

Year	Annual Cash Funding		Increase in Base SMF Funding		Program Cash Impact		Project Proceeds Minimum		Total Program Funding
2002	$120mm		$30mm		$150mm		$0		$150mm
2003	$220mm		$30mm		$250mm		$0		$250mm
2004	$165mm		$30mm		$195mm		$55mm		$250mm
2005	$140mm		$30mm		$170mm		$80mm		$250mm
2006	$115mm		$30mm		$145mm		$105mm		$250mm
2007	$90mm		$30mm		$120mm		$130mm		$250mm
2008	$65mm		$30mm		$95mm		$155mm		$250mm
2009 and any subsequent Program Year	$50mm		$30mm		$80mm		$170mm		$250mm

”

is deleted in its entirety, and replaced with the following:

“Incentive Funding

TCCC has agreed with CCE, for so long as this Program remains in effect, to provide cash funding consisting of incremental funding from TCCC, including Annual Funding (set forth in Column “A” of the following chart) and a one time increase of $30 million in Base SMF funding for North America (which impacts annual Program Cash as set forth in Columns “B” and “C”).

	A	+	B	=	C

Year	Annual Cash Funding		Increase in Base SMF Funding		Program Cash Impact
2002	$120mm		$30mm		$150mm
2003	$170mm		$30mm		$200mm
2004	$165mm		$30mm		$195mm
2005	$150mm		$30mm		$180mm
2006	$135mm		$30mm		$165mm
2007	$120mm		$30mm		$150mm
2008	$120mm		$30mm		$150mm
2009 and any subsequent Program Year	$120mm		$30mm		$150mm

”

Mr. John R. Alm

March 11, 2003

(2)    The section entitled “Management Routine, Program Review, and Stewardship of Project Proceeds” at page 3 of the Agreement which reads as follows:

“Management Routine, Program Review, and Stewardship of Project Proceeds

CCE and TCCC shall establish a planning and management routine and shall meet at least once per month so long as the Program is in effect to review performance and progress relative to pricing, funding, project results, and other Program elements. During each Program Year, project results will be managed, and Project Proceeds up to the Project Proceeds Minimum will be used to credit the CCE Support Objectives listed above. Project Proceeds that exceed the Project Proceeds Minimum will be split 50/50 between CCE and TCCC, and, as a guiding principle, will be reinvested in incremental programs designed to accelerate current and future growth. If Project Proceeds do not deliver the Project Proceeds Minimum, and TCCC and CCE are satisfied with each other’s fulfillment of planned project activities and with the quality analysis of the actual results, TCCC and CCE will split 50/50 the negative variance.

Because the funding listed above reflects a re-allocation of direct marketing expense, CCE and TCCC agree that if the funding burden results in under-allocation of media (for example), the parties will collaborate to try to find the resources to fund a mutually agreed level of media investment.”

is deleted in its entirety and replaced with the following:

“Management Routine, Program Review, and Stewardship of Project Proceeds

CCE and TCCC shall establish a planning and management routine and shall meet at least once per month so long as the Program is in effect to review performance and progress relative to pricing, funding, project results, and other Program elements.

Because the funding listed above reflects a re-allocation of direct marketing expense, CCE and TCCC agree that if the funding burden results in under-allocation of media (for example), the parties will collaborate to try to find the resources to fund a mutually agreed level of media investment.”

****

Mr. John R. Alm

March 11, 2003

Other than as amended herein, the Agreement remains in full force and effect. From after the date of execution of this Amendment, all references to “the Agreement” shall be deemed to include this Amendment.

Sincerely,

/S/ Jeffrey T. Dunn

Executive Vice President, The Coca-Cola Company

President and Chief Operating Officer

The Americas Group

/S/ Alexander R. C. (Sandy) Allan

Executive Vice President, The Coca-Cola Company

President and Chief Operating Officer

Europe, Eurasia and Middle East Group

Accepted and agreed to by:

Coca-Cola Enterprises Inc.

By: /s/ John R. Alm

President, Chief Operating Officer